UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 27, 2008

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024-3411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Management Incentive Compensation Plan for Fiscal 2008

On February 27, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Frontier Oil Corporation (“Frontier”) established the annual financial goals for Frontier and the incentive awards payable to the participating employees of Frontier under the Management Incentive Compensation Plan for Fiscal 2008 (the “Bonus Plan”).  Each participant’s Bonus Plan target is a percentage of the participant’s base salary, and the amount of the actual bonus payment could range from zero to twice the Bonus Plan target, based upon the extent to which the pre-established annual financial goals are met or exceeded.  The financial goals under the Bonus Plan are based on achievements versus the following measures for fiscal 2008: 1) Frontier’s net income, 2) Frontier’s relative return on capital employed versus a peer group and 3) Frontier’s absolute return on capital employed and safety performance.  These measures are weighted 40%, 40% and 20%, respectively.  The Bonus Plan target as a percentage of base salary for each of the named executive officers of Frontier is set forth in the table below.  Actual awards will be payable in the first quarter of 2009.  A summary of the Bonus Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Long-Term Incentive Compensation Program for 2008

On February 27, 2008, the Committee approved a Long-Term Incentive Compensation Program for 2008 (the “Incentive Program”) for a long-term incentive award payable to the employees of Frontier participating in the Incentive Program, including each of Frontier’s named executive officers.  Frontier granted performance stock units under the Frontier Oil Corporation Omnibus Incentive Compensation Plan (the “Omnibus Plan”) to each participant effective February 27, 2008.  Actual achievement at or in excess of pre-established performance criteria will result in the issuance of a specified amount of restricted stock to the subject employees.  The performance criteria used to measure whether the Incentive Program performance goals are achieved include: 1) Frontier’s net income, 2) Frontier’s relative return on net capital employed versus a peer group and 3) Frontier’s three-year average shareholder return versus a peer group.  These measures are weighted equally for determining the total number of performance stock units that will be issued.  The maximum number of shares of restricted stock that each of Frontier’s named executive officers could receive under the Incentive Program are set forth in the table below.

Executive Officer	2008 Annual Base Salary (Dollars)	Bonus Plan Target for 2008 (Percentage of Base Salary)	Incentive Program Maximum Potential Award for 2008 (Shares)
James R. Gibbs Chairman of the Board, Chief Executive Officer and President	$975,000	100%	164,286
Michael C. Jennings Executive Vice President-Chief Financial Officer	$450,000	70%	53,571
W. Paul Eisman Executive Vice President-Refining & Marketing	$500,000	70%	62,500
Currie Bechtol Vice President-General Counsel & Secretary	$330,000	50%	33,393
Jon D. Galvin Vice President	$295,000	50%	23,214
Nancy J. Zupan Vice President-Controller	$295,000	50%	23,214

Item 9.01.                                Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Management Incentive Compensation Plan for Fiscal 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 29, 2008

FRONTIER OIL CORPORATION

By:	/s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President, Chief Financial Officer